UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 13, 2023

BLACK SPADE ACQUISITION CO

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40616	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: + 852 3955 1316

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value	BSAQ	The NYSE American LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BSAQWS	The NYSE American LLC
Units, each consisting of one Class A ordinary share and one-half of one warrant	BSAQU	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting held on July 13, 2023 (the “Extraordinary General Meeting”), holders of 15,802,394 Class A ordinary shares and Class B ordinary shares (collectively, the “Ordinary Shares”) of Black Spade Acquisition Co (the “Company”), which represents 74.8% of the Ordinary Shares outstanding and entitled to vote as of the record date of June 7, 2023, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved the proposal to amend and restate (the “Articles Amendment”) the Company’s current amended and restated memorandum and articles of association to, among other things, extend the date by which the Company has to consummate a business combination (the “Combination Period”) for an additional twelve months from July 20, 2023 to July 20, 2024 by adopting the second amended and restated memorandum and articles of association, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
14,334,018	1,468,276	100	N/A

In connection with the vote to approve the Articles Amendment, the holders of 14,150,715 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.38867176 per share, for an aggregate redemption amount of approximately $147.01 million.

Following the redemption in connection with the Articles Amendment, the amount of funds remaining in the trust account is approximately $28.56 million.

Item 7.01	Regulation FD Disclosure

A copy of the press release issued by the Company announcing the extension of the Combination Period is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing Exhibit 99.1 is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibits 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Second Amended and Restated Memorandum and Articles of Association

99.1	Press Release, dated July 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2023

BLACK SPADE ACQUISITION CO

By:	/s/ Chi Wai Dennis Tam
Name:	Chi Wai Dennis Tam
Title:	Chairman and Co-Chief Executive Officer

[Signature Page to Form 8-K]

3